Financial News Release

ADVANCED ENERGY SIGNS AGREEMENT TO ACQUIRE LUMASENSE

Expands AE’s Product Portfolio in Core and New Applications

Fort Collins, Colo., July 30, 2018 - Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in innovative power and control technologies, today announced the signing of an agreement to acquire LumaSense Technologies Holdings, Inc., based in Santa Clara, California. This acquisition adds a line of photonic based measurement and monitoring solutions that are highly synergistic and complementary to Advanced Energy’s line of pyrometry based temperature measurement products (SekidenkoTM).
LumaSense, a leader in the photonic based measurement and monitoring industry, develops and manufactures products that deliver advanced sensing technology to detect, measure, and analyze process conditions in power-intensive industries including semiconductors, industrial materials processing, energy and environmental applications. This technology enables customers to better control critical parameters of thermal and material processes to achieve predictable, reproduceable and sustainable results and improvements in process efficiency and waste reduction.
"The advanced measurement technologies from LumaSense will allow us to expand our sales in core semiconductors and thin film applications and broaden our exposure to a growing set of industrial applications for material processing and power management,” said Yuval Wasserman, president and CEO of Advanced Energy.
Specifically, the acquisition will:

•	Expand AE’s current electrostatic chuck solutions, including high voltage power supply and electrostatic metrology, with newly added LumaSense’s Fluoroptic® temperature measurement

•	Complement AE’s leading pyrometry solutions (e.g. Sekidenko) with additional fiber optic thermometry for an extended range of semiconductor applications in etch and deposition

•	Provide AE with a robust set of solutions for industrial pyrometry

•	Add new integrated industrial temperature control and metrology applications in both thin films coating and thermal processing
“We see many synergies in our combined global organizations and complementary technical strengths that will benefit our semiconductor and industrial customers.” “The combined capabilities of photonic based metrology and precision power delivery will offer unmatched process control capabilities,” added Wasserman.
“We are excited to join the Advanced Energy family and believe the combined company will enable us to deliver more innovative products and solution synergies to both LumaSense and Advanced Energy customers around the world, further cementing AE’s position as the global leader in innovative power control technology,” said Steve Abely, CEO of LumaSense.
Under the terms of the Merger Agreement, the shareholders of LumaSense will receive cash in the aggregate amount of $85 million on a debt free basis, subject to separate cash and working capital adjustments. The closing of the merger is subject to customary closing conditions, including the approval of German competition authorities. The transaction is expected to close late in the third quarter. Revenues for LumaSense in 2017 were approximately $60 million and the transaction is expected to be immediately accretive on a non-GAAP basis. The company will provide additional information regarding forward-looking expectations at its earnings release.

Advanced Energy Industries, Inc.
1625 Sharp Point Drive | Fort Collins, CO 80525 | USA | +1 (970) 221-4670 | advanced-energy.com

About Advanced Energy
Advanced Energy (Nasdaq: AEIS) is a global leader in innovative power and control technologies for high-growth, precision power solutions for thin films processes and industrial applications. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, visit: www.advanced-energy.com

LumaSense Technologies, Inc.
LumaSense Technologies, Inc., is one of the world’s most trusted providers of innovative temperature and gas sensing devices. By applying LumaSense’s proven systems and software, customers in Global Energy, Industrial Materials, and Advanced Technologies are able to reduce waste and inefficiency in their processes. For more information, visit www.lumasenseinc.com
For more information, contact:

Paul Oldham Advanced Energy Industries, Inc. (970) 407-6615 paul.oldham@aei.com	Rhonda Bennetto Advanced Energy Industries, Inc. (970) 407-6555 ir@aei.com
Non-GAAP Measures
Advanced Energy’s non-GAAP measures exclude the impact of non-cash related charges such as stock-based compensation and amortization of intangible assets, as well as non-recurring items such as acquisition-related costs. Such non-GAAP measures are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges and other charges which are not part of the company’s usual operations. Advanced Energy uses non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends and evaluate financial impacts of various scenarios. In addition, management's incentive plans include non-GAAP measures as criteria for achievements. Advanced Energy believes that non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the Advanced Energy’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures.

Forward-looking Language
Certain statements in this press release, including, without limitation, statements regarding the transaction between Advanced Energy and LumaSense, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and the statements about Advanced Energy’s future expectations, beliefs, goals, plans, or prospects are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Any statements that are not statements of historical fact (including statements containing the words "will," "projects," "intends," "believes," "plans," "anticipates," "expects," "estimates," “aspire,” "forecasts," "continues" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) the ability to consummate the transaction, (2) risks that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals for the transaction from governmental authorities are not obtained; (3) the ability of Advanced Energy to successfully integrate LumaSense's operations and employees; (4) unexpected costs, charges or expenses resulting from the transaction; (5) the ability to realize anticipated synergies and cost savings; (6) Advanced Energy’s ability to successfully grow LumaSense's business; (7) potential adverse

Advanced Energy Industries, Inc.
1625 Sharp Point Drive | Fort Collins, CO 80525 | USA | +1 (970) 221-4670 | advanced-energy.com

reactions or changes to business relationships resulting from the announcement or completion of the transaction; (8) the retention of key employees; and (9) legislative, regulatory and economic developments, including changing business conditions in the semiconductor industry and industrial markets overall and the economy in general as well. These and other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advanced-energy.com or by contacting Advanced Energy's investor relations at (970) 407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.

Advanced Energy Industries, Inc.
1625 Sharp Point Drive | Fort Collins, CO 80525 | USA | +1 (970) 221-4670 | advanced-energy.com